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                                                                    EXHIBIT 23.1





                           CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and the related Prospectus of Paine Webber Group Inc. for the registration of $2,000,000,000 of Debt Securities of Paine Webber Group Inc., and to the incorporation by reference therein of our report dated January 31, 1996, with respect to the consolidated financial statements and schedules of Paine Webber Group Inc. included or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                                           ERNST & YOUNG LLP


New York, New York
December 13, 1996